UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      December 20, 2006

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Joy Global Inc. announced that its board of directors had elected Michael W. Sutherlin as the company’s chief executive officer and president. Mr. Sutherlin, who has served as president of Joy Mining Machinery since 2003, will assume his new role on December 26. As previously announced, John Hanson, the company’s chairman, CEO and president since 2000, will retire from the company at the end of January 2007 but will continue as non-executive chairman of the company’s board of directors.

In connection with Mr. Sutherlin’s elevation to chief executive officer, the company and Mr. Sutherlin entered into a new change in control employment agreement with terms substantially identical to those contained in the form of change in control employment agreement filed as Exhibit 10(t) to the company’s Form 10-K for the year ended November 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: December 21, 2006	By: /s/Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer